Exhibit 99.1

NeuroPace Issues 2025 Financial Guidance Targets

— 2025 revenue guidance of $92 million to $96 million –

— 2025 gross margin guidance of 73% to 75% —

— Three-year targets of 20% revenue CAGR and achievement of cash flow breakeven –

Mountain View, Calif. – January 28, 2025 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today issued 2025 financial guidance targets at an in-person and virtual Investor Day today in New York, New York (a replay can be viewed virtually here, and the accompanying slide presentation can be accessed here).

2025 Financial Guidance and Three-Year Strategic Objectives

NeuroPace provided initial financial guidance targets for 2025:

•	Revenue of $92 million - $96 million, representing growth of 15.5% - 20.5% versus the midpoint of the expected 2024 revenue range of $79.4 million - $79.9 million

•	Gross margin of 73% - 75%

•	Total operating expenses of $92 million - $95 million, including approximately $11 million in stock-based compensation

Management also outlined its long-range plan of becoming the recognized leader in drug-resistant epilepsy therapy and fully develop the potential of the RNS System. To this end, the Company is focused on achieving the following three-year strategic objectives:

•	20%+ revenue CAGR

•	Indication expansion to include Idiopathic Generalized and Pediatric drug-resistant epilepsy patients

•	Become the neuromodulation category leader in efficiency and ease of use with AI Tools and Remote Programming

•	Significantly expand patient and referral awareness and access through direct-to-consumer campaigns and Project CARE

•	Achieve cash flow break even

Event Webcast

A replay of the event webcast can be accessed here, and the accompanying slide presentation can be accessed here.

About NeuroPace, Inc.

Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: NeuroPace’s anticipated revenue, gross margin and operating expenses for the year ending 2025; and NeuroPace’s three-year strategic objectives and the Company’s ability to achieve these objectives on the expected timelines. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2025 and in the future; risks that NeuroPace’s operating expenses could be higher than anticipated and that the Company’s gross margin may be lower than forecast; risks related to the pricing of the RNS System and availability of adequate reimbursement for the procedures to implant the RNS System and for clinicians to provide ongoing care for patients treated with the RNS System; risks related to regulatory compliance and expectations for regulatory approvals to expand the market for NeuroPace’s RNS System; risks related to product development; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:

Jeremy Feffer

Managing Director

LifeSci Advisors

jfeffer@lifesciadvisors.com